As filed with the Securities and Exchange Commission on July 31, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALPHA NATURAL RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	42-1638663
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

One Alpha Place	24212
P.O. Box 2345	(Zip Code)
Abingdon, Virginia
(Address of Principal Executive Offices)
ALPHA NATURAL RESOURCES, INC.
AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN
(Full title of the plan)
Vaughn R. Groves, Esquire
Executive Vice President, Secretary and General Counsel
Alpha Natural Resources, Inc.
One Alpha Place
P.O. Box 2345
Abingdon, Virginia 24212
(Name and address of agent for service)
(276) 619-4410
(Telephone number, including area code, of agent for service)

Copy to:
Amy I. Pandit, Esquire
Buchanan Ingersoll & Rooney PC
One Oxford Centre
301 Grant Street, 20th Floor
Pittsburgh, Pennsylvania 15219-1410
(412) 562-8800
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Proposed
		Proposed Maximum	Maximum	Amount of
Title of Securities	Amount to be	Offering Price Per	Aggregate	Registration
to be Registered	Registered	Share	Offering Price	Fee
Common Stock, par value $0.01 per share	502,192(1)(2)	$34.04(3)	$17,094,615.68(3)	$953.88(4)

(1)	An aggregate of 6,480,675 shares of common stock, par value $0.01 per share, of Alpha Natural Resources, Inc. f/k/a Foundation Coal Holdings, Inc. may be offered or issued pursuant to the Alpha Natural Resources, Inc. Amended and Restated 2004 Stock Incentive Plan (the “Plan”), 5,978,483 of which were previously registered on Form S-8 (File No. 333-121670) and 502,192 of which are registered on this Form S-8.

(2)	If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered by this Registration Statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or the dividend on, the securities covered by this Registration Statement.

(3)	Pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and solely for purposes of calculating the registration fee, the proposed maximum offering price per share is based on the average of the high and low sale prices for the common stock as quoted on the New York Stock Exchange on July 28, 2009.

(4)	Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.1
EX-23.1
EX-23.2
EX-99.1
EX-99.4
EX-99.5
EX-99.6
EX-99.7
EX-99.8

INCORPORATION OF PRIOR REGISTRATION STATEMENT BY REFERENCE
          Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register additional shares of common stock, par value $0.01 per share, of the Registrant under the Plan. A Registration Statement on Form S-8 was previously filed and declared effective (Registration File No. 333-121670) in connection with such Plan. The contents of Registration Statement No. 333-121670 are incorporated herein by reference.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits

EXHIBIT NO.	DESCRIPTION

4.1	Form of Amended and Restated Certificate of Incorporation of Alpha Natural Resources, Inc. (incorporated by reference to Annex A of Exhibit 2.1 of the Form 8-K of Foundation Coal Holdings, Inc. (File No. 001-32331) filed on May 12, 2009.)

4.2	Form of Amended and Restated Bylaws of Alpha Natural Resources, Inc. (incorporated by reference to Annex B of Exhibit 2.1 of the Form 8-K of Foundation Coal Holdings, Inc. (File No. 001-32331) filed on May 12, 2009.)

5.1	Opinion of Buchanan Ingersoll & Rooney PC.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for Foundation Coal Holdings, Inc.

23.2	Consent of KPMG LLP, independent registered public accounting firm for Alpha Natural Resources, Inc.

23.3	Consent of Buchanan Ingersoll & Rooney PC (contained in opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (contained herein on the signature page).

99.1	Amended and Restated 2004 Stock Incentive Plan, as amended and restated on July 31, 2009.

99.2	Form of Executive Officer Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.9 of the Form 10-Q of Foundation Coal Holdings, Inc. (File No. 001-32331) filed on November 14, 2005.)

99.3	Form of Amendment Number 1 to Executive Officer Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.10 of the Form 10-Q of Foundation Coal Holdings, Inc. (File No. 001-32331) filed on November 14, 2005.)

99.4	Form of Rollover Nonqualified Stock Option Agreement (for Employees).

99.5	Form of Rollover Restricted Stock Unit Agreement (for Employees).

99.6	Form of Rollover Restricted Stock Unit Agreement (for Employees).

99.7	Form of Retention Plan Restricted Stock Unit Award Agreement (for Employees).

99.8	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the Alpha Natural Resources, Inc. 2004 Stock Incentive Plan, as amended and restated on July 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Abingdon, Commonwealth of Virginia, on this 31st day of July, 2009.

ALPHA NATURAL RESOURCES, INC.
By:	/s/ Vaughn R. Groves
Vaughn R. Groves
Executive Vice President, Secretary and General Counsel

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Kevin S. Crutchfield, Frank J. Wood and Vaughn R. Groves, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments to this Registration Statement) and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 31st day of July, 2009.

Signature	Capacity

/s/ Kevin S. Crutchfield	Chief Executive Officer and Director
Kevin S. Crutchfield	(Principal Executive Officer)

/s/ Frank J. Wood	Executive Vice President and Chief Financial Officer
Frank J. Wood	(Principal Financial Officer and Principal Accounting Officer)

/s/ Michael J. Quillen Michael J. Quillen	Chairman of the Board

/s/ William J. Crowley, Jr. William J. Crowley, Jr.	Director

/s/ E. Linn Draper, Jr. E. Linn Draper, Jr.	Director

Signature	Capacity

/s/ Glenn A. Eisenberg Glenn A. Eisenberg	Director

/s/ John W. Fox, Jr. John W. Fox, Jr.	Director

/s/ P. Michael Giftos P. Michael Giftos	Director

/s/ Joel Richards, III Joel Richards, III	Director

/s/ James F. Roberts James F. Roberts	Director

/s/ Ted G. Wood Ted G. Wood	Director

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Form of Amended and Restated Certificate of Incorporation of Alpha Natural Resources, Inc. (incorporated by reference to Annex A of Exhibit 2.1 of the Form 8-K of Foundation Coal Holdings, Inc. (File No. 001-32331) filed on May 12, 2009.)

4.2	Form of Amended and Restated Bylaws of Alpha Natural Resources, Inc. (incorporated by reference to Annex B of Exhibit 2.1 of the Form 8-K of Foundation Coal Holdings, Inc. (File No. 001-32331) filed on May 12, 2009.)

5.1	Opinion of Buchanan Ingersoll & Rooney PC.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm for Foundation Coal Holdings, Inc..

23.2	Consent of KPMG LLP, independent registered public accounting firm for Alpha Natural Resources, Inc.

23.3	Consent of Buchanan Ingersoll & Rooney PC (contained in opinion filed as Exhibit 5.1 hereto).

24.1	Powers of Attorney (contained herein on the signature page).

99.1	Amended and Restated 2004 Stock Incentive Plan, as amended and restated on July 31, 2009.

99.2	Form of Executive Officer Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.9 of the Form 10-Q of Foundation Coal Holdings, Inc. (File No. 001-32331) filed on November 14, 2005.)

99.3	Form of Amendment Number 1 to Executive Officer Non-Qualified Stock Option Agreement (incorporated by reference to Exhibit 10.10 of the Form 10-Q of Foundation Coal Holdings, Inc. (File No. 001-32331) filed on November 14, 2005.)

99.4	Form of Rollover Nonqualified Stock Option Agreement (for Employees).

99.5	Form of Rollover Restricted Stock Unit Agreement (for Employees).

99.6	Form of Rollover Restricted Stock Unit Agreement (for Employees).

99.7	Form of Retention Plan Restricted Stock Unit Award Agreement (for Employees).

99.8	Form of Restricted Stock Unit Award Agreement for Non-Employee Directors under the Alpha Natural Resources, Inc. 2004 Stock Incentive Plan, as amended and restated on July 31, 2009.